                                                                   Exhibit 3.3

                                                           FILED
                                         In the office of the Secretary of State
                                                of the State of California

                             AMENDED AND RESTATED        MAY 15 1991
                           ARTICLES OF INCORPORATION
                                      OF
                            SUMMIT CARE CORPORATION   /s/ March Fong Eu
                            -----------------------     MARCH FONG EU,
                                                      Secretary of State


     William C. Scott and Frank S. Osen certify that:

     1. They are the President and the Secretary, respectively, of Summit Care Corporation, a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

           One:   The name of this corporation is Summit Care Corporation.
           ---

           Two:   The purpose of this corporation is to engage in any lawful act
           ---
     or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.


           Three: This corporation is authorized to issue two classes of shares
           -----
     designated, respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock is 100,000,000 and the number of shares of Preferred Stock is 2,000,000.

           The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, voting and other powers, and restrictions granted to or imposed upon any wholly unissued series or Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

             Upon the amendment and restatement of this Article Three to read as set forth herein, each issued and outstanding share of the corporation shall be reclassified and converted into and become 2,500 shares of Common Stock of this corporation.

             Four:   The liability of the directors of the corporation for
             ----
     monetary damages shall be eliminated to the fullest extent permissible under California law.

             Five:   The corporation is authorized to provide indemnification
             ----
     of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to any limitations on indemnification under the General Corporation Law of California which cannot be waived.

             Six:    The number of directors of the corporation shall be six.
             ---
     The following provisions shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code. The Board of Directors shall be divided into two classes to serve for terms of two years, with one-half of the directors (or as close an approximation as possible) to be elected at each annual meeting of shareholders. In addition, cumulative voting shall be eliminated.

     3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is 1,000. The number of shares voting in favor of the amendment and the restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true are true and correct of our own knowledge.

Date:  May 15, 1991



                                            /s/ William C. Scott
                                            ------------------------------------
                                            William C. Scott, President



                                            /s/ Frank S. Osen
                                            ------------------------------------
                                            Frank S. Osen, Secretary

                                                              A404444

                                                             F I L E D
                                                        In the office of the
                                                        Secretary of State of
                           CERTIFICATE OF AMENDMENT    the State of California
                                      TO
                           ARTICLES OF INCORPORATION         JUN 13 1991
                                      OF
                            SUMMIT CARE CORPORATION    MARCH FONG EU, SECRETARY
                            -----------------------            OF STATE


     Melodye Stok and Frank S. Osen certify that:

     1. They are the Vice President-Finance and the Secretary, respectively, of Summit Care Corporation, a California corporation.

     2.   That Article Three of the Articles of Incorporation of this
                       -----
corporation is amended to read in its entirety as follows:

          Three:   This corporation is authorized to issue two classes of shares
          -----
     designated, respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock is 100,000,000 and the number of shares of Preferred Stock is 2,000,000.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, voting and other powers and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          Upon the amendment of this Article Three to read as set forth herein, each issued and outstanding share of the corporation shall be reclassified and converted into and become 1.08 shares of Common Stock of this corporation.

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is 2,500,000. The number of shares voting in favor of the amendment and the restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:  June 6, 1991



                                            /s/ Melodye Stok
                                            ------------------------------------
                                            Melodye Stok, Vice President-Finance



                                            /s/ Frank S. Osen
                                            ------------------------------------
                                            Frank S. Osen, Secretary

                                      -2-